                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
( ) Preliminary Proxy Statement                         ( ) Confidential, for Use of the Commission Only (as
                                                         permitted by Rule 14a-6(e)(2))
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMUNICATION CABLE, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (Check the appropriate box):
( ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
( ) $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 (1) Title of each class of securities to which transaction applies:
 (2) Aggregate number of securities to which transaction applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 (4) Proposed maximum aggregate value of transaction:
 (5) Total fee paid:
(X) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 (1) Amount Previously Paid:
 (2) Form, Schedule or Registration Statement No.:
 (3) Filing Party:
 (4) Date Filed:

                           COMMUNICATION CABLE, INC.
                             1378 Charleston Drive
                                 P. O. Box 1757
                               Sanford, NC 27330
                                                        January 17, 1996
        Dear Shareholder:
             You are invited to attend a Special Meeting of Shareholders of Communication Cable, Inc. (the "Company") to be held at 10:00 a.m. on Friday, February 16, 1996, at the Company's headquarters located at 1378 Charleston Drive, Sanford, North Carolina 27330.
        The Special Meeting is being held at the demand of Kuhlman
        Acquisition Corp. (the "Purchaser"), a North Carolina corporation and a wholly-owned subsidiary of Kuhlman
        Corporation, a Delaware corporation, in connection with a tender offer commenced on November 29, 1995 to purchase any and all outstanding shares of the common stock, par value $1.00 per share, of the Company (the "Shares") for $12.00 per share (the
        "Offer Price"), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 29, 1995 and the related Letter of Transmittal
        (which together constitute the "Offer"), copies of which are attached as Exhibits A and B to the accompanying Proxy
        Statement. On January 15, 1996, the Company entered into a non-binding letter of intent to merge with a subsidiary of Pentair, Inc. ("Pentair") at a cash price of $13.00 per share.
        On January 16, 1996, Kuhlman announced it plans to increase the offer to $13 1/16 per share and change certain other terms of the Offer.
             If the Company proceeds with the Pentair merger proposal, it will be submitted to shareholders for consideration at a separate meeting. The Pentair merger proposal is not being considered at this meeting.
             At this Special Meeting, shareholders (other than holders of Shares beneficially owned by any employee of the Company who is also a director of the Company, by any officer of the Company or by the Purchaser) will be asked to consider and vote upon a proposal to grant voting rights to all of the Shares beneficially owned by the Purchaser or to be acquired by the Purchaser pursuant to the Offer or otherwise. The accompanying formal Notice of Special Meeting of Shareholders and Proxy
        Statement describe more fully the details of the Offer and the Voting Rights Proposal on which action will be taken at the Special Meeting. THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
        OF THE COMPANY RECOMMENDS A VOTE AGAINST THE VOTING RIGHTS
        PROPOSAL AT THIS TIME, PENDING FURTHER CONSIDERATION AS
        DEVELOPMENTS MAY OCCUR. ONCE A PROXY HAS BEEN EXECUTED AND
        RETURNED, IT MAY BE REVOKED UNTIL VOTED BY EXECUTION AND
        DELIVERY OF A NEW PROXY.
             Whether or not you plan to attend the Special Meeting on February 16, 1996, it is important that all shares entitled to vote be represented there. If you are entitled to vote but are unable to attend the Special Meeting, then please sign, date and mail the enclosed proxy in the enclosed stamped envelope at your earliest convenience.
                                         On behalf of the Board of Directors,
                                         Sincerely,
                                         JAMES R. FORE
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           COMMUNICATION CABLE, INC.
                             1378 Charleston Drive
                              Post Office Box 1757
                         Sanford, North Carolina 27330
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                                                     Sanford, NC
                                                                January 17, 1996
TO THE SHAREHOLDERS OF COMMUNICATION CABLE, INC.:
     Notice is hereby given of a Special Meeting of Shareholders of Communication Cable, Inc. (the "Company") to be held at the Company's headquarters located at 1378 Charleston Drive, Sanford, North Carolina 27330 on Friday, February 16, 1996, at 10:00 a.m., Eastern time and any adjournment thereof, to consider and vote upon a proposal to grant voting rights to all of the shares of common stock, par value $1.00 per share, of the Company (the "Shares") at any time acquired by or for Kuhlman Acquisition Corp., a North Carolina corporation (the "Purchaser"), directly or indirectly, in a "control share acquisition" within the meaning of the North Carolina Control Share Acquisition Act, including any and all Shares that may be acquired by the Purchaser pursuant to its offer to purchase any and all outstanding Shares at $12.00 per Share, net to the seller in cash, on the terms and subject to the conditions set forth in its Offer to Purchase dated November 29, 1995 and the related Letter of Transmittal, as the same may be amended or supplemented at any time prior to the conclusion of the Special Meeting. On January 15, 1996, the Company entered into a non-binding letter of intent to merge with a subsidiary of Pentair, Inc. ("Pentair") at a cash price of $13.00 per share. On January 16, 1996, Kuhlman Corporation announced it plans to increase the offer to $13 1/16 per share and change certain other terms of the Offer.
     The Special Committee of the Board of Directors of The Company recommends a vote AGAINST the Voting Rights Proposal at this time, pending further consideration as developments may occur. Once a proxy has been executed and returned, it may be revoked until voted by execution and delivery of a new proxy.
     The Board of Directors has fixed the close of business on January 16, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or at any and all adjournments thereof. The transfer books will not be closed.
     Your attention is directed to the accompanying Proxy Statement.
                                         By Order of the Board of Directors,
                                         WILLIAM B. COOPER
                                         SECRETARY-TREASURER
     IMPORTANT NOTE: It is important that all shareholders entitled to vote be represented at the Special Meeting. Shareholders entitled to vote who are unable to attend the meeting in person should sign, date and return the enclosed form of proxy, which will be used at the Special Meeting. A stamped envelope is enclosed herewith for that purpose.
                           COMMUNICATION CABLE, INC.
                             1378 Charleston Drive
                              Post Office Box 1757
                         Sanford, North Carolina 27330
                                PROXY STATEMENT
                                                                January 17, 1996
                                  INTRODUCTION
     The enclosed proxy is solicited by the Board of Directors of Communication Cable, Inc. (the "Company") for use at the Special Meeting of Shareholders to be held at the Company's headquarters located at 1378 Charleston Drive, Sanford, North Carolina 27330 at 10:00 a.m., Eastern time, on Friday, February 16, 1996, and at any and all adjournments thereof (the "Special Meeting"), for the purpose set forth in the accompanying notice. This Proxy Statement and enclosed proxy are first being mailed to shareholders on or about the date hereof.
                               PROXY SOLICITATION
     The cost of solicitation of proxies will be borne by the Company, subject to reimbursement by the Purchaser referred to below. Solicitation of proxies will be made by mail, personally, or by telephone, facsimile transmission or telegraph, by officers, directors and regular employees of the Corporation. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from broker-dealers, banks and other institutional holders at an approximate fee of $5,000 plus out-of-pocket expenses. Georgeson & Company Inc. may also be involved in the solicitation of proxies from individual holders of record and non-objecting beneficial owners. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in forwarding soliciting material to beneficial owners.
                                VOTING PROCEDURE
     The Board of Directors has fixed the close of business on January 16, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At the close of business on January 16, 1996, there were issued and outstanding 2,641,033 shares of common stock, par value $1.00 per share, of the Company ("Shares"). Shares constituting "interested shares" within the meaning of the North Carolina Control Share Acquisition Act (the "Control Act") are not entitled to vote at the Special Meeting, of which 389,341 were issued and outstanding at the close of business on January 16, 1996. Only the remaining 2,251,692 Shares are entitled to vote at the Special Meeting, each of which is entitled to one vote. The approval of the Voting Rights Proposal (as described below) requires the affirmative vote of the holders of at least a majority of all the outstanding Shares (not including "interested shares").
     Shares entitled to vote at the Special Meeting cannot be voted at the Special Meeting unless the owner of record at the close of business on January 16, 1996 is present to vote in person or is represented by valid proxy. Utilization of the enclosed proxy is a means by which such a shareholder may authorize the voting of his, her or its Shares at the Special Meeting. All Shares entitled to vote that are represented by valid proxies received by William B. Cooper, the Secretary of the Company, prior to the time they are voted will be as specified by the shareholder. If the shareholder does not specify how the shares are to be voted, then they will be voted AGAINST the Voting Rights Proposal. A proxy may be revoked by the shareholder at any time prior to the time it is voted upon the delivery of written notice to the Secretary of the Company, or by attending the meeting and electing to vote in person.
     By signing the proxy, a shareholder will be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the meeting. Such proxy will vote as instructed by a majority of the Special Committee of The Board of Directors of the Company. For example, this Authority could be used to adjourn the meeting if the Special Committee believes it is desirable to do so.
                             VOTING RIGHTS PROPOSAL
THE OFFER
     On November 29, 1995, Kuhlman Acquisition Corp. (the "Purchaser"), a North Carolina corporation and a wholly-owned subsidiary of Kuhlman Corporation, a Delaware corporation ("Kuhlman"), commenced a tender offer to purchase any and all outstanding shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), for $12.00 per Share (the "Offer Price"), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 29, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (together, the "Offer"), copies of which are attached hereto as Exhibits A and B, respectively. For further information about the Purchaser and Kuhlman, see Section 9 of the Offer to Purchase.
     The Offer to Purchase states that the purpose of the Offer is to enable the Purchaser to acquire control of the Company. It further states that, as soon as practicable following the purchase of Shares pursuant to the Offer, the Purchaser intends to seek the maximum representation obtainable on the Company's Board of Directors. Thereafter the Purchaser or the Company may seek to purchase, as and in the manner permitted by law, Shares not purchased pursuant to the Offer.
     The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, when added to the Shares beneficially owned by the Purchaser (including the Shares subject to the Stock Option Agreement between the Purchaser and the Company's President and Chief Executive Officer referred to in the Offer to Purchase), constitutes at least 80% of the Shares outstanding on a fully diluted basis (the "Minimum Tender Condition") and (2) the Purchaser being satisfied, in its sole discretion, that the Control Act has been complied with or is invalid or otherwise inapplicable to the Offer and that all Shares then owned by the Purchaser have, and all Shares tendered for purchase pursuant to the Offer will have, upon purchase by the Purchaser, the same voting rights as all other Shares not constituting "interested shares" within the meaning of the Control Act (the "Voting Rights Condition"). The Company has been advised by the Purchaser that the Purchaser believes that shareholder approval of the Voting Rights Proposal described below would satisfy the Voting Rights Condition. Kuhlman Acquisition Corp. is not obligated to consummate the Offer unless and until, among other things, the Voting Rights Condition is satisfied.
     As reported in Amendment No. 2 to Schedule 14D-9 of the Company filed with the Securities and Exchange Commission ("SEC") and mailed to shareholders on January 16, 1996, ("Amendment No. 2"), the Board of Directors of the Company recommends, at this time, rejection of the $12.00 Offer as not in the best interests of the Company and its shareholders. Additional developments are pertinent to this recommendation as follows. First, at a Board meeting on January 12, 1996, Pentair confirmed its previously announced interest in acquiring the Company. The Company established a special committee of three outside directors (the "Special Committee") to consider and act with respect to any Pentair offer, the Kuhlman Offer or any other third party offer. On January 15, 1996, the Company entered into a non-binding letter of intent with Pentair, pursuant to which the Company would merge with a wholly owned subsidiary of Pentair for cash merger consideration of $13.00 per share. The letter of intent was attached as an exhibit to Amendment No. 2. Second, on January 16, Kuhlman notified the Company in writing that it would proceed to increase the price of the Offer to $13 1/16 per share. Kuhlman informed the Company that the Company could act in reliance on Kuhlman's notification that it would increase the price of the Offer. As of the time of printing this proxy statement, Kuhlman had not amended its Schedule 14D-1 in which it sets forth the terms of the Offer. Kuhlman did announce on January 16, 1996 that its Offer, when amended, would be extended to 5:00 p.m. New York City time, on January 31, 1996 and that the minimum tender condition would be reduced from 80% of the outstanding Company stock to a majority of the outstanding Company stock not owned by Purchaser. Kuhlman previously announced that it has exercised its option to purchase 315,603 shares from James R. Fore, President and Chief Executive Officer of the Company, such that Kuhlman notified the Company that, as of January 5, 1996, it owned approximately 12% of the outstanding common stock.
     In reaching its recommendation at this time, the Board and the Special Committee considered the above developments as well as a number of factors as set forth in Amendment No. 2. The Board will consider its recommendation with respect to Kuhlman's announced increase in price to $13 1/16 after evaluating the terms of the Offer once it is amended by Kuhlman.
FAIRNESS OPINION
     THE BOARD OF DIRECTORS OF THE COMPANY HAS OBTAINED A FAIRNESS OPINION FROM INTERSTATE/JOHNSON LANE CORPORATION "IJL") THAT THE $12.00 KUHLMAN OFFER PRICE IS FAIR TO THE COMPANY'S SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. IJL HAS AUTHORIZED THE COMPANY TO DELIVER SUCH OPINION WITH THIS PROXY STATEMENT. A COPY OF SUCH OPINION IS ATTACHED HERETO AS EXHIBIT C.
     The Board selected IJL to advise it regarding the Offer because it felt that, as a market maker for the Company's common stock, IJL would be familiar enough with the Company to evaluate the Offer within the time period permitted for filing the Schedule 14D-9. The Company gave no instructions to IJL other than a request for the evaluation of the Offer Price. The Company set no limitations on the scope of IJL's investigation. IJL's fee was proposed by IJL and determined by negotiation with the Board. IJL is a registered broker-dealer and a member firm of the New York Stock Exchange.
     The procedures followed by IJL, its findings and recommendations, the bases therefor and methods used by IJL are essentially outlined in its fairness opinion attached hereto as Exhibit C, to which reference is made. IJL's complete report is available for inspection and copying at the principal executive offices of the Company during its regular business hours.
     As previously indicated, IJL is a market maker for the Company's common stock. In addition, Mr. John L. Bitter, Jr., a member of the Board of Directors of the Company since 1987, has been an officer of IJL since 1984 and currently serves IJL as Senior Vice President.
     Accordingly, the Board believes that any cash price above $12.00 is fair from a financial point of view, including the $13.00 Pentair merger proposal and the increase in the Offer to $13 1/16 announced by Kuhlman.
THE VOTING RIGHTS PROPOSAL
     The Voting Rights Proposal is as follows: To grant voting rights to all of the Shares at any time acquired by or for the Purchaser, directly or indirectly, in a "control share acquisition" within the meaning of the Control Act, including any and all Shares that may be acquired by the Purchaser pursuant to its offer to purchase any and all outstanding Shares at $12.00 per Share, net to the seller in cash, on the terms and subject to the conditions set forth in its Offer, as the same may be amended or supplemented at any time prior to the conclusion of the Special Meeting. The Voting Rights Proposal is being made in compliance with the Control Act.
     The Control Act provides that an entity that acquires "control shares" of a publicly held North Carolina corporation may not vote those shares unless a majority of all the outstanding shares of the corporation (not including "interested shares") entitled to vote for the election of directors adopts a resolution to accord voting rights to the control shares. An entity acquires control shares whenever it acquires shares that would bring its voting power in the corporation to one of three thresholds: 20%, 33% or 50%. As used in the Control Act, the term "interested shares" means shares of the corporation beneficially owned by any person who has acquired or proposes to acquire control shares in a control share acquisition, by any officer of the corporation or by any employee of the corporation who is also a director of the corporation. The disinterested shareholders decide whether to accord votes to such shares at the corporation's next shareholders' meeting, unless the acquiror requests management to hold a special meeting of shareholders for such purpose and files a statement divulging certain information about itself and its intended plans. If such a meeting is requested, it must be held within 50 days of such request.
     On November 29, 1995, the Purchaser delivered an "acquiring person statement" to the Company as required by the Control Act, a copy of which is attached hereto as Exhibit D, and requested that a special meeting be called for the purpose of acting upon the Voting Rights Proposal. The Company has called the Special Meeting in response to the Purchaser's request and in compliance with the Control Act.
RECOMMENDATION OF SPECIAL COMMITTEE
     At this time, the Special Committee recommends a VOTE AGAINST the Voting Rights Proposal. As set forth above, the Board has recommended rejection of the $12.00 Kuhlman Offer. The Special Committee does not believe it is in the best interests of shareholders to grant voting rights to Kuhlman under circumstances where rejection of the Kuhlman Offer is recommended. The Special Committee will reconsider its recommendation that shareholders vote against the Voting Rights Proposal after evaluating the terms of Kuhlman's announced increase in the price of the Offer, once it is amended by Kuhlman and after Pentair has had the opportunity to respond. At the time of printing this proxy statement, Kuhlman had not amended its Offer as contained in its Schedule 14D-1 filing. Kuhlman demanded that the Company proceed with mailing this proxy statement pursuant to the Control Act.
                              OPTIONAL REDEMPTION
REDEMPTION RIGHTS
     Section 55-9A-06 of the North Carolina Business Corporation Act (the "NCBCA"), which is part of the Control Act, provides a right of redemption for the shareholders of a "covered corporation" (such as the Company) following a vote of the shareholders to accord voting rights to "control shares" acquired in a control share acquisition. The Control Act by its terms would apply to a non-exempt acquisition by the Purchaser of 20% or more of all outstanding Shares in the present circumstances and would apply, therefore, to consummation of the Offer upon satisfaction of the Minimum Tender Condition. The Company intends to comply with the Control Act. Therefore, the Company will honor the redemption rights provided for by statute.
     If the Voting Rights Proposal is approved at the Special Meeting and the Purchaser obtains a majority of all voting power for the election of directors, then all Company shareholders (other than the Purchaser) shall have the right, as prescribed in Section 55-9A-06 of the NCBCA, to have their shares redeemed by the Company at the "fair value" of those shares as of the day prior to the date on which the Voting Rights Proposal was approved. The Control Act defines "fair value" as a value, in the present context, that is not less than the highest price paid per Share by the Purchaser pursuant to the Stock Purchase Agreement or the Offer. The price payable by the Purchaser pursuant to the Stock Purchase Agreement is $12.00 per Share, and the price offered by the Purchaser in the Offer is currently $12.00 per Share. Accordingly, the redemption price under the Control Act will be $12.00 per Share, subject to any increase in the Offer Price and assuming compliance by the shareholder with the procedure stated below for redeeming the holder's Shares.
PROCEDURE FOR REDEEMING SHARES
     The right of redemption prescribed by the Control Act will be available only to those shareholders who give the written notice required by Section 55-9A-06(b) of the NCBA, as described below.
     In particular, a shareholder will have no right of redemption under the Control Act unless the holder gives to the Company, prior to or at the Special Meeting, written notice that, if the Voting Rights Proposal is approved, the holder may ask for the redemption of the holder's Shares under the Control Act. A shareholder need not vote against the Voting Rights Proposal in order to exercise the redemption right prescribed by the Control Act.
     If the Voting Rights Proposal is approved, and if the Purchaser (by means of the Offer or otherwise) acquires control shares having a majority of all voting power for the election of Company directors, then as soon as practicable the Board of Directors of the Company shall cause a notice to be sent to all shareholders of the Company advising them of such facts and reminding them that, if they gave the written notice referred to above, they may have rights to have their Shares redeemed at the fair value of such Shares pursuant to the Control Act.
     Within 30 days after the date on which a shareholder receives such notice, the holder may make written demand on the Company for payment of the fair value of the holder's Shares. After such demand, if the shareholder has complied with the notice requirement referred to above, the Company shall redeem the holder's Shares at their fair value within 30 days after the date on which the Company received such holder's written demand for payment.
     The written notice and written demand to be delivered by the shareholder, as explained above, may be delivered to the Company at 1378 Charleston Drive, Sanford, North Carolina 27330, Attention: Mr. William B. Cooper, Secretary-Treasurer.
     The form and method of delivery of such written notice and written demand is in each case at the option and risk of the shareholder. If notice or demand is sent by mail, the use of registered mail with return receipt requested is recommended.
          SHARES OWNED BY CERTAIN SHAREHOLDERS, DIRECTORS AND OFFICERS
     The table below shows, as of January 16, 1996, the beneficial ownership of Shares by each shareholder known by management of the Company to own more than 5% of the outstanding Shares, by each director and named executive officer of the Company and by all directors and executive officers of the Company. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The address of each individual is c/o Communication Cable, Inc., 1378 Charleston Drive, P. O. Box 1757, Sanford, NC 27330.

NAME                                                                NUMBER OF SHARES (1)       PERCENTAGE OF CLASS
Charles L. Wellard.............................................              315,971                   11.8%
Kuhlman Acquisition Corp.......................................              315,703(2)                12.0%
  3 Skidaway Village Square
  Savannah, GA 31411
Dimensional Fund Advisors, Inc.................................              129,361                    5.0%

NAME                                                                NUMBER OF SHARES (1)       PERCENTAGE OF CLASS
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
John L. Bitter, Jr.............................................               29,880                      *
George J. Falconero............................................               22,878                      *
Benjamin Greene................................................               22,675                      *
William B. Cooper..............................................               24,061                      *
William C. Cullen..............................................               16,995                      *
Steve B. Payne.................................................               24,809                      *
Henry H. Lawton................................................                7,773                      *
James R. Fore..................................................                    0(2)                   0
Directors and executive officers as a group (9 persons)........              465,042                   16.5%

 * Less than one percent.
(1) Includes certain Shares that certain persons have the right to acquire upon the exercise of currently exercisable options: Charles L. Wellard, 47,475; John L. Bitter, Jr., 18,042; George J. Falconero, 21,130; Benjamin Greene, 18,042; William B. Cooper, 24,061; William C. Cullen, 16,995; Steve B. Payne, 24,809; and Henry H. Lawton, 7,773.
(2) In the first week of January 1996, Kuhlman Acquisition Corp. exercised its option under its Stock Option Agreement with Mr. Fore and thereby acquired all 315,603 Shares theretofore owned by him. For additional information about the Stock Option Agreement, see the introduction and Section 11 of the Offer to Purchase attached hereto as Exhibit A.
           DEADLINE FOR SHAREHOLDER PROPOSALS -- 1996 ANNUAL MEETING
     No shareholder proposal will be considered for inclusion in the proxy materials for the 1996 Annual Meeting because no such proposal was received by the Company at its principal office by October 16, 1995.
     If the date of the 1996 Annual Meeting is advanced more than 30 days or delayed by more than 90 calendar days from March 12, 1996, the Company shall inform the shareholders of the change.
                             ADDITIONAL INFORMATION
     No individual other than James R. Fore who has been a director or executive officer of the Company at any time since November 1, 1994 has any substantial interest in the Voting Rights Proposal, except insofar as such individuals own Shares and options to purchase Shares (as described below). Mr. Fore has entered into a Stock Option Agreement and an Employment Agreement with the Purchaser and Kuhlman. The Company has been advised that Mr. Fore will have no continuing interest in the Company following the Offer other than as reflected in such Stock Option Agreement and Employment Agreement. For information about such arrangements, see the introduction and Section 11 of the Offer to Purchase.
     Representatives of KPMG Peat Marwick LLP will not attend the Special
Meeting.
CURRENT INFORMATION AVAILABLE IN SEC FILINGS
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other documents and information with the SEC. The Company's officers, directors and principal shareholders are also presently subject to filing requirements, as well as certain trading restrictions, imposed under the Exchange Act. Such reports, proxy statements and other documents and information are available for inspection and copying at the reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained at prescribed rates from the SEC Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents are incorporated into this Proxy Statement by reference:
          1. The Company's Annual Report on Form 10-K for the year ended October 31, 1994 and Amendment No. 1 thereto filed with the SEC on June 16, 1995.
          2. The Company's Annual Report to Shareholders for the year ended October 31, 1994;
          3. The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995, Amendment No. 1 thereto filed with the SEC on April 28, 1995 and Amendment No. 2 thereto filed with the SEC on January 4, 1996;
          4. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995 and Amendment No. 1 thereto filed with the SEC on January 4, 1996; and
          5. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995 and Amendment No. 1 thereto filed with the SEC on January 4, 1996.
          6. The Company's Schedule 14D-9 filed with the SEC on December 12, 1995 and amendments number 1 and 2 filed on January 4, 1996 and January 16, 1996, respectively, and previously distributed to shareholders.
Such documents are included with this Proxy Statement.
                                         WILLIAM B. COOPER
                                         SECRETARY-TREASURER
     IF YOU ARE ENTITLED TO VOTE, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL PROMPTLY IN THE ACCOMPANYING ENVELOPE.